Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE EXCLUDED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement (this “Agreement”) is entered into as of November 11, 2020 (the “Execution Date”) by and between (1) Repro Med Systems, Inc. d/b/a KORU Medical Systems having offices at 24 Carpenter Road, Chester, NY 10918 (“KORU”), and (2) Command Medical Products, Inc. having corporate offices at 15 Signal Avenue, Ormond Beach, Florida 32174, U.S.A. (“Command”). KORU and Command shall hereinafter be individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.	KORU is engaged in the research and development, manufacture, distribution, and marketing of certain medical devices.

B.	Command is engaged in the contract manufacturing and sale of certain disposable medical device products.

C.	KORU desires that Command manufacture and supply the Product (defined below) to KORU.

D.	KORU and Command desire to enter into this Agreement governing the supply of the Product to KORU under the conditions contained herein.

AGREEMENT

NOW THEREFORE, in consideration of the covenants contained herein, the above recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         DEFINITIONS

1.1       “Affiliate” of a Party shall mean any corporation or other business entity controlling, controlled by, or under common control with such Party.

1.2       “Certificate of Conformance” or “COC” shall mean a document prepared by Command containing at a minimum: Product name, Lot (defined below) number, lot quantity and a statement indicating compliance to all Specifications. Each COC shall be signature approved by Command’s Quality Assurance department.

1.3       “Control” (including “controlling”, “controlled by” and “under common control with” of any party, corporation, or other business entity) shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting or income interest in such party, corporation, or other business entity, respectively.

1.4       “Current Good Manufacturing Practices” (abbreviated “GMPs” or “cGMPs”) shall mean the standards established by the United States Food and Drug Administration (the “FDA”) for current Good Manufacturing Practices, as specified in FDA 21 C.F.R. §820 Quality Systems Regulations (or its successor provisions; ISO 13485 Medical Devices – Quality Management Systems and other sections so designated by the title “Good Manufacturing Practices”;  as applicable to each respective Product to be manufactured and/or supplied by Command.

1.5       “Effective Date” shall mean the date of the first binding Purchase Order under this Agreement.

1.6       “Execution Date” shall have the meaning first set forth above.

1.7       “Facilities” shall mean Command’s manufacturing facilities at 15 Signal Avenue, Ormond Beach, Florida 32174, U.S.A. and Kilómetro Carretera Norte, Corporación de Zona Franca, Managua Edificios, Nicaragua 16 and 17.

1.8       “Lead Time” shall mean the time period that begins on the day Command receives a Purchase Order (defined below) for Product from KORU and ends on the day Command is required to ship the Product from Ormond Beach, Florida to KORU.

1.9       “Lot” shall mean a defined quantity of starting material, packaging material or product processed in one process or series of processes so that it could be expected to be homogeneous.

1.10     “NRE Agreement” shall mean that certain Non-Recurring Engineering Agreement dated as of the Effective Date between the Parties.

1.11      “Product” shall mean the product(s) to be manufactured and supplied by Command to KORU under Purchase Order(s) issued under this Agreement and as more specifically detailed in Exhibit A attached hereto.

1.12     “Purchase Order” shall mean a written binding purchase order issued to Command by KORU for the purchase of Product under this Agreement.

1.13      “Specifications” shall mean the Product specifications attached hereto as Exhibit B.  The Specifications shall also include all necessary test protocols, packaging and labeling specifications, bills of material and other documentation required to describe, control, and assure the quality of the manufacture of the Product, regardless of whether the foregoing is included as a part of Exhibit B.

1.14     “Technology”  means all methods, processes, designs, data, software, apparatus, devices, techniques, formulations, flow charts, block diagrams, reports, systems, sketches, compositions of matter, discoveries and inventions (whether or not patentable), works of authorship (whether or not copyrightable), information, algorithms, procedures, notes, summaries, results and conclusions.

2.         TERM AND TERMINATION

2.1       Term.  This Agreement shall commence on the Execution Date; provided that, prior to the Effective Date, if any, the Parties hereto shall have no obligations pursuant to this Agreement except as set forth in Sections 9, 7.10 and 10.11.  This Agreement shall terminate on the fifth (5th) anniversary of the Effective Date, unless earlier terminated as provided in Section 2.2 (the “Expiration Date”).

2.2       Termination.

(a)       Either Party may terminate this Agreement without any early termination fee prior to the Expiration Date (i) for material breach by the other Party of this Agreement or the NRE Agreement upon written notice specifying the nature of the breach, provided the breaching Party shall have ninety (90) days to cure such breach for any breach that is curable, (ii) upon written notice to the other Party if the other Party shall formally declare bankruptcy, insolvency, liquidation, or receivership; or shall have instigated against it bankruptcy, insolvency, liquidation, or receivership proceedings, and shall fail to remove itself from such proceedings within ten (10) days from the date of institution of such proceedings, and (iii) as expressly set forth elsewhere in this Agreement.  For the avoidance of doubt, KORU may terminate this Agreement without any early termination fee upon notice to Command in the event any of the completion dates set forth in Section 5 of the NRE Agreement are not met as specified in Section 3.4 of the NRE Agreement.

(b)       In the event this Agreement is terminated for any reason, Command shall continue performing any work reasonably requested by KORU for the orderly close out of the affected Purchase Order(s) and for the fulfillment of regulatory requirements.

(c)       Without limiting Command’s obligations under the NRE Agreement, within [***] days following the termination of this Agreement, Command shall deliver to KORU all data, materials, equipment and other property owned by KORU and/or provided by KORU to Command for the manufacturing and supply activities under the impacted Purchase Order(s).

(d)       Termination of this Agreement, for any reason, shall not release either Party from liability which at said time has already incurred, nor affect in any way the survival of any rights, duties or obligations of either Party which are expressly stated elsewhere in this Agreement to survive termination.  Without limiting the generality of the foregoing, the Parties agree that Sections 2.2 and 3.2 and Articles 6, 7, 8, 9, and 10 shall survive termination of this Agreement for any reason.

(e)       Termination of this Agreement prior to the Expiration Date by KORU for any reason(s) other than as set forth in Section 2.2.(a), will result in an early termination fee set forth below, which fee shall be as liquidated damages and not as a penalty.

Contract Year	Early Termination Fee
Year 1	$[***]
Year 2	$[***]
Year 3	$[***]

(f)        Payment terms for this Section 2.2 are Net [***] days.

(g)       Termination of this Agreement, for whatever reason except for material breach by the other Party, shall not affect the obligation of any Party to make any payments for which that Party may be liable prior to such termination.

3.         MANUFACTURE AND SUPPLY OF PRODUCT

3.1       Performance Standards.  Command shall manufacture the Product in accordance with the Specifications and this Agreement, and shall comply with all applicable cGMPs and all other applicable Federal, state, local laws, standards, requirements, and regulations (and their foreign counterparts) in connection with the manufacture, testing, packaging, labeling, shipping, and handling of the Product.

(a)       Command shall be responsible for normal and daily maintenance of all consigned equipment provided by KORU. KORU will be responsible for all other repair and/or replacement costs relating to consigned equipment, except to the extent resulting from Command’s negligence. This equipment will be insured by KORU, while located in Command’s manufacturing plant(s).

3.2       Command Representations.  Command makes the following representations to KORU:

(a)       Command is duly organized, validly existing and in good standing under the laws of Florida.  Command has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted.  Command has full corporate power and authority to execute, deliver and perform this Agreement; all corporate actions of Command necessary for such execution, delivery and performance have been duly taken; and this Agreement is a valid and binding obligation of Command.

(b)       Command shall perform all manufacturing, storage, handling, and testing of the Product(s) at the Facilities.  Command warrants that the Facilities have been inspected by the FDA and/or any other required government agency and are in good standing with said governmental agencies, are fully compliant with cGMPs and that all employees working on the Product whose responsibilities involve work, which must be performed under cGMP standards have been properly trained in the requirements of those standards. Command additionally warrants that the Facilities hold all necessary licenses and permits from local, state, and federal, governmental authorities required for the manufacture and testing of the Product and that all such licenses and permits are in full force and effect.  Command is not aware of the existence of any outstanding violations of any such licenses or permits and warrants that no proceeding is pending or, to the knowledge of Command, threatened, seeking the revocation or limitation of any such licenses or permits.

3.3       Suppliers.  Command shall use raw materials sourced only by those suppliers approved in writing by KORU.  Command assumes the responsibility for interacting with all raw material suppliers as required to deliver the Product in accordance with the KORU applicable Purchase Order(s), including the Specifications, and this Agreement.  Command shall not change its raw material or packaging materials without the prior written consent of KORU, which may be withheld in KORU’s sole discretion.

3.4       Intellectual Property.  KORU is the sole and exclusive owner of all Technology relating to, concerning or incorporated in the Products, including such Technology developed by Command, together with all molds (whether provided by KORU or Command) and intellectual property relating thereto.  All intellectual property which has arisen prior to the date of this Agreement or arises hereafter as a result of work that Command performed or performs in connection with the Products that is specific to the Products, including, without limitation, conceptions, innovations, developments, processes, formulations, improvements or methods, whether or not patentable or susceptible to any other form of protection, shall be the sole and exclusive property of KORU.  Command shall not take, omit to take or cause any action that is inconsistent with or tends to diminish or impair KORU’s rights as set forth in this Section 3.4, and Command agrees to assist in every proper and legal way to obtain, maintain and protect KORU’s rights in such property in the United States and all foreign countries.  Command hereby assigns, and agrees to assign, to KORU all right, title and interest in the United States and all foreign countries in and to KORU’s rights set forth in this Section 3.4, including any and all patents, patent applications, copyright registrations, trade secrets, rights under international treaties or any other protection available in any country.

4.         PRICING AND PAYMENT

4.1       Product Prices.  Pricing for the Product ordered is set forth in Exhibit A attached hereto.  Subsequent modifications to pricing shall be subject to mutual agreement by the Parties and captured in a revised Exhibit A signed by both Parties. Modifications to pricing may be related to but not limited to changes in raw material pricing, production processes or design changes. Any increase in pricing must be substantiated and presented in writing to KORU for review and shall be subject to KORU’s written approval prior to implementation.  Command shall make all reasonable efforts to incorporate any efficiency gains and/or reduced raw material pricing and to reflect resulting price reductions negotiated in good faith in an updated Exhibit A signed by both Parties.

4.2       Payment KORU.  Unless otherwise agreed to by Command in writing, Command shall invoice KORU for Product ordered at the time of shipment and, except for any amounts disputed by KORU in good faith, KORU shall pay each invoice within [***] days of KORU’s receipt of Product Each invoice shall set forth, in U.S. Dollars, the applicable price for the shipment properly determined in accordance with the provisions of this Agreement and the calculation thereof, as well as a reference to the Purchase Order, carrier name, bill of lading number, tracking information, and any other information necessary for identification and control of the shipment.  If KORU disputes any portion of an invoice received from Command, then KORU shall so notify Command in writing of the disputed amounts, and the Parties shall use good faith efforts to reconcile the disputed amounts as soon as practicable.  Invoices should be sent to the address as specified in writing by KORU in the applicable Purchase Order.  KORU’s failure to dispute an invoiced amount shall not relieve Parties of any obligations or warranties under this Agreement.

4.3       Cost Saving Methods.  Both KORU and Command shall meet, at a minimum once annually, to review cost savings opportunities for the manufacture of the Product.  All such cost saving efforts shall be agreed upon by the Parties in writing prior to the commencement of any changes required to implement the savings.  From the time the cost savings referenced in this Section 4.3 are implemented to the termination of this Agreement, the cost savings shall be allocated as agreed upon by the Parties depending upon origin of cost savings method.

5.         FORECASTS, PURCHASE ORDERS AND DELIVERY

5.1       Forecasts.  Together with the blanket Purchase Orders referenced in Section 5.2, KORU shall provide Command with a [***] month non-binding forecast of the estimated quantities of Product believed to be required by KORU.

5.2       Purchase Orders.  KORU shall provide Command blanket Purchase Orders for product demands with a minimum balance of [***] month demands to ensure raw materials and capacity planning is in place to support demands. All Product ordered by KORU shall be in the form of a firm written Purchase Order.  Each Purchase Order shall contain at a minimum, the following information:  description of the Product and quantity ordered, price, freight carrier information, requested ship date, and Purchase Order number for billing purposes.  Command shall accept or reject KORU’s Purchase Order in writing within five (5) business days.   If otherwise compliant with the terms of this Agreement, Purchase Orders may be rejected by Command only if the requested Lead Time is less than [***] weeks from the date of the Purchase Order or if the quantity of the Product ordered exceeds [***]% of the quantity set forth in the forecast provided pursuant to Section 5.1.  At Command’s request, KORU shall provide Command with such raw materials as reasonably necessary for Command to meet the requested production delivery schedule in the first Purchase Order(s) for bulk packed Products provided under this Agreement, the cost of which will be credited to KORU on the invoice for such Purchase Order.  In the event Command does not notify KORU of acceptance within five (5) business days after receipt of such Purchase Order, the Purchase Order shall be deemed accepted by Command.  Such accepted Purchase Order shall be binding, except that ship dates may be moved ahead or back by mutual written agreement of Command and KORU.

5.3       Delivery.  Unless expressly provided otherwise in the applicable Purchase Order, shipping to KORU for the Product shall be [***].  The Product will be packaged and shipped non- sterile per the Specifications, and each delivery shall be accompanied by COC with respect to the Product contained therein. Title to such Product shall pass to KORU upon Command’s receipt of a bill of lading from the carrier per the Specifications.  In the event that any delivery of the Product is anticipated to be late, Command will promptly notify KORU Executive Team of the circumstances for the delay and propose a revised ship plan.  Command will make all reasonable efforts to minimize the delay. KORU is entitled to terminate this Agreement upon notice to Command without any early termination fee in the case delivery within the reasonable control of Command is delayed by more than [***] days.

6.         WARRANTIES

6.1       Product Warranty.  Command warrants that all Product supplied under this Agreement shall, when it leaves Command’s possession and control, conform with the Specifications and with all applicable laws and regulations, and shall be free from defects in workmanship. Command further warrants that the Product shall be manufactured in accordance with applicable cGMPs and with all applicable laws and regulations.

6.2       Acceptance, Rejection, and Claims.  KORU may inspect any or all shipments of Product for proper labeling, packaging and count within [***] days of KORU’s receipt of each shipment; however, any such inspection shall not relieve Command of any obligations or warranties under this Agreement.  KORU has the right to reject, via written notification to Command within this [***] day period, any or all of a shipment of Product that fails to satisfy any warranty in this Agreement and may reject all of a given Lot of Product if a statistical sample does not meet the Specifications.  Upon confirmation of defective condition by Command, KORU shall be entitled to the immediate replacement, free of charge (including shipping charges), of any Product supplied by Command in breach of any warranty under this Agreement.

6.3       Spoilage Due to Change or Obsolescence. KORU shall not be liable to Command for any printed packaging components, work in progress or finished Product which is damaged, destroyed or which become obsolete or otherwise spoiled and cannot be sold or distributed, other than due to the acts or omissions of KORU. KORU shall be liable to Command for any printed packaging components, purchased raw materials, work in progress or finished Product which becomes obsolete as a result of a specification or drawing change.

6.4       Third Party Claims.  Command represents and warrants that it has, and will have during the term of this Agreement, all rights necessary for the manufacture of Product, without interfering with or infringing upon any patents, copyrights, trademarks, or other intellectual property rights of any third party.

7.         REGULATORY AND QUALITY

7.1       Compliance.  Command agrees that its work under this Agreement will be conducted in compliance with all applicable laws, rules and regulations, and with the standard of care customary in the industry.  If requested by KORU, Command shall provide KORU with a certificate evidencing its accreditation by the appropriate accrediting body.  Such accreditation shall remain in force during the term of this Agreement.  Command agrees that all Product shipments to KORU shall be in accordance with KORU’s instructions and all applicable laws and regulations governing the shipment, labeling, and packaging of the Product.

7.2       Product Complaints/Reports.  Except as otherwise noted below, in the event that Command receives any complaint, claim or adverse reaction report regarding any Product, including, but not limited to, notices from the FDA regarding any regulatory non-compliance of Product, Command shall provide KORU with all information contained in such complaint, report, or notice and such additional information regarding the Product as may be reasonably requested.  Command shall comply with FDA requirements for complaint handling.  If Product contains a defect which could or did cause death or serious bodily injury, Command shall immediately provide KORU with a complete description of all relevant details known to Command concerning any such incident, including but not limited to, a description of any defect and such other information which may be necessary to report the incident to the FDA or any other Ministry of Health. KORU is responsible for filing any/all MDR Reports as required by the FDA.

7.3       Recalls.  KORU shall have the right to reasonably declare any recall of, or field corrective action to, any Product supplied to KORU under this Agreement.  Command agrees to cooperate with KORU in connection with any such recall. Command shall bear rework and/or replacement expenses (including shipping charges for returned and replacements) of Product(s) associated with the recall if non-conformity was a result of Command’s non-compliant workmanship to the product Specifications.

7.4       Government Inquiries.  Without limiting the generality of Section 7.2, Command shall use its best efforts to:

(a)       Respond fully and accurately to all inquiries directed to it by the FDA or any government agency with respect to the manufacture and testing of the Product.

(b)       Assist KORU in responding to inquiries directed to KORU by the FDA or any government agency with respect to the manufacture and testing of the Product.

(c)       Promptly inform KORU of the existence and substance of any inquiry, investigation or inspection initiated by the FDA or any government agency, department or body relating to the Product or its manufacture.  The existence of any such inquiry, investigation or inspection shall not alone constitute a breach of this Agreement or excuse any performance due under this Agreement, except as set forth in Section 7.6.  Command shall immediately provide KORU with copies of any and all inspection reports, letters, documents or similar instruments submitted or received from the FDA or other government agency related to the Product or its manufacture, testing or use.

7.5       Inspection of Manufacturing Facilities.

(a)       Command shall permit KORU and its agents, during business hours and upon notice to Command, to inspect the Facilities where the Product is manufactured, handled, stored or tested, as well as all processes relating to the manufacture, handling, storage, or testing of the Product, as well as all test records regarding the Product.

(b)       Command shall extend the same inspection privileges set forth above to agents of the FDA as required, and shall promptly notify KORU of any such inspection.  Command shall provide KORU with copies of any and all inspection reports from the FDA regarding that specifically detail any non-conformance relating to the manufacture of the Product within [***] working days of receipt of such reports.

7.6       Command warrants and agrees that it will correct within a reasonable amount of time from the date of notification, all deficiencies and/or non-conformances found during a KORU or FDA audit at its own expense.  For the avoidance of doubt, failure by Command to adequately respond and satisfactorily close out an FDA “warning letter” shall constitute a material breach of this agreement.

7.7        Control Testing.  Command shall perform quality control testing in accordance with the Specifications for release of each Lot of Product to KORU.  Quality control testing shall include testing associated with the production of the Product, including, but not limited to, incoming component and raw material testing, in process testing, and final release testing as agreed upon between KORU and Command.

7.8       Specifications and Change Control.

(a)       The Specifications may not be changed without prior written approval by KORU.

(b)       Command shall not make any changes to any validated manufacturing process, Facilities, or equipment used in the manufacture that affects the form, fit or function of the Product without KORU’s prior written approval, which may be withheld in KORU’s sole discretion.

(c)       KORU shall use commercially reasonable efforts to provide Command with sufficient written notice of any instructions or requirements of a government regulatory agency that may require a change of the Specifications.  Command shall immediately notify KORU if any such changes in the Specifications shall render Command unable to supply the Product in accordance with the term and conditions of this Agreement.

7.9       Technical Assistance.  Command shall provide KORU with certain technical support regarding the Product as reasonably requested by KORU, including, but not limited to, analytical test methods, manufacturing process development, and validation support. Command may assess charges for such requests and will provide a formal written quote prior to execution of requested tasks for approval by KORU.

7.10     Quality Agreement.  Within 30 days following the Execution Date, Command and KORU shall review and update as necessary to reflect the Products, the existing written Quality Agreement between the Parties (the “Quality Agreement”).  Upon review and update, the Quality Agreement shall be executed by the Parties and attached hereto as Exhibit C and shall be incorporated herein.  The Quality Agreement may be updated from time to time upon the mutual written agreement of the Parties.

8.         INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

8.1       Indemnification by KORU.  KORU agrees to indemnify, defend and hold harmless Command, its officers, agents, and employees from any and all liability, loss (including reasonable attorneys’ fees) or damage they may suffer as the result of claims, demands, costs or judgments against them arising out of the negligence, recklessness or willful misconduct on the part of KORU, its officers, agents, employees, contractors or consultants in connection with this Agreement.

8.2       Indemnification by Command.  Command agrees to indemnify, defend and hold harmless KORU, its officers, agents, and employees from any and all liability, loss (including reasonable attorneys’ fees), or damage they may suffer as the result of claims, demands, costs or judgments against them arising out of:

(a)       a failure by Command, its officers, agents, employees, contractors or consultants to adhere to this Agreement or the KORU Purchase Order received from KORU;

(b)       negligence, recklessness or willful misconduct on the part of Command, its officers, agents, employees, contractors or consultants; or

(c)       a breach of any applicable Federal, state or local law or of this Agreement by Command, its officers, agents, employees, contractors or consultants.

8.3       General Conditions of Indemnification.  Each Party’s agreement to indemnify, defend and hold the other harmless is conditioned on the indemnified Party (i) providing written notice to the indemnifying Party of any claim, demand or action arising out of the indemnified activities within thirty (30) days after the indemnified Party has knowledge of such claim, demand or action; (ii) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying Party’s written consent; provided, however, that the failure of the indemnified Party to undertake any of the foregoing actions shall not relieve the indemnifying Party of any obligation it may have under this Article 8, except to the extent that the indemnifying Party’s ability to fulfill such obligation has been materially prejudiced thereby.

8.4       Limitation of Liability.  EXCEPT FOR BREACHES OR VIOLATIONS OF ARTICLE 9, OR INDEMNITY LIABILITIES ARISING UNDER THIS ARTICLE 8, OR CASES OF GROSS NEGLIGENCE, MATERIAL BREACH OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES INCLUDING LOSS OF USE, REVENUES OR PROFITS, INTERRUPTION OF BUSINESS OR CLAIMS AGAINST EITHER PARTY OR ITS CUSTOMERS BY ANY THIRD PARTY, WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5       Insurance.  Command, at its sole cost and expense, will maintain appropriate insurance including, but not limited to, Commercial General Liability Insurance with Broad Form Contractual Liability; premises, operations coverage including products and completed operations  and Personal Injury/Property Damage Coverage, with limits of not less than $[***] per occurrence.  A Certificate of Insurance indicating such coverage will be delivered to KORU upon request.  The Certificate will (a) indicate that the policy will not change or terminate without at least fifteen (15) days prior written notice to KORU, (b) KORU shall be listed as an additional insured on the commercial general liability policy.

9.         CONFIDENTIALITY AND NON-COMPETITION

9.1       Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean all information (i) identified in written or oral format by the disclosing Party as confidential, trade secret or proprietary information and, if disclosed orally, summarized in written format within thirty (30) days of disclosure, or (ii) the receiving Party knows or should reasonably be expected to know is confidential, trade secret or proprietary information of the disclosing Party, including but not limited to the Specifications and information set forth on Exhibits A and A-1.  Notwithstanding the foregoing, “Confidential Information” shall not include any information which the receiving Party can show: (i) is now or subsequently becomes legally and publicly available without breach of this Agreement by the receiving Party, (ii) was rightfully in the possession of the receiving Party without any obligation of confidentiality prior to receiving it from the disclosing Party, (iii) was rightfully obtained by the receiving Party from a source other than the disclosing Party without any obligation of confidentiality, (iv) was developed by or for the receiving Party independently and without reference to such information as shown by documentary evidence, or (v) is required to be disclosed by applicable law (including but not limited to securities laws applicable to public companies).

9.2       Nondisclosure.  Each Party agrees not to use the Confidential Information of the other Party for any purpose, including trading in the financial instruments of the other Party, except in its performance under this Agreement.  In addition, the receiving Party shall treat and protect such Confidential Information in the same manner as it treats its own information of like character, but with not less than reasonable care.  The receiving Party agrees to take appropriate measures by instruction and/or written agreement prior to disclosure of Confidential Information to its employees and contractors to prevent unauthorized use or disclosure, and shall be responsible for any such unauthorized use or disclosure by its employees and contractors.  Confidential Information may be disclosed to the extent necessary to comply with an order of an administrative agency or court of competent jurisdiction provided, however, that the Party so required to disclose Confidential Information shall provide prior written notice thereof to the other Party in sufficient time to enable that Party to seek a protective order or otherwise prevent such disclosure.  The receiving Party’s confidentiality obligations under this Article 9 shall survive the termination of this Agreement and shall remain binding on the Parties hereto until the Confidential Information falls within one of the exceptions stated in Section 9.1. Previously executed non-disclosure agreements between the Parties will remain in effect in conjunction with the Agreement until the termination dates specified in those agreements. Disclosure of Confidential Information under this Agreement will create no license, right, interest, or ownership in any such information in a receiving

Party.

9.3       Injunctive Relief.  In the event of a breach of any of the foregoing provisions, the receiving Party agrees that the harm suffered by the disclosing Party would not be compensable by monetary damages alone and, accordingly, that the disclosing Party shall, in addition to other available legal or equitable remedies, be entitled to an injunction against any unauthorized use or disclosure of its Confidential Information.

9.4       Return of Confidential Information.  Upon the termination of this Agreement, or at any time the disclosing Party so requests, the receiving Party shall return to the disclosing Party any written, printed or other materials embodying the disclosing Party’s Confidential Information, including all copies or excerpts thereof, or shall destroy such information pursuant to the disclosing Party’s request.

9.5       Export Controls.  Command hereby acknowledges and agrees that all of KORU’s Confidential Information, including materials, disclosed hereunder is subject to United States export controls, under the export administration regulations, 15 C.F.R. parts 730-774.  Command shall strictly comply with all such United States export controls applicable to KORU’s Confidential Information or materials, and, without limiting the generality of this Article 9, Command shall not (i) utilize any of such Confidential Information or materials for any purpose whatsoever, except as specifically authorized in this Agreement; or (ii) export, transfer, divert or disclose any of such Confidential Information or materials. Koru is responsible for supporting Command with necessary Product details and classifications to support Import/Export of devices between Facilities.

9.6       Non-Competition.  From and after the Execution Date through the expiration or earlier termination of this Agreement, Command shall not accept a new sizeable customer without KORU’s written consent to develop, manufacture, supply, distribute or market any subcutaneous mechanical pump delivery system or products that directly compete with KORU’s Products covered in this Agreement. For the avoidance of doubt, sizable is defined as equal to or more than [***]% of Command’s annual sales revenues.  Command shall not use any equipment or other materials provided by KORU for such competitor.

10.       GENERAL PROVISIONS

10.1     Export Control.  Command shall comply with all applicable export and import control laws and regulations.

10.2     Integration / Modification.  This Agreement, together with all Exhibits attached hereto, and Purchase Orders issued hereunder, the Business Continuity Plan and the NRE Agreement (together, the “Ancillary Documents”), contain the entire understandings of the Parties with respect to the subject matter herein, and supersedes all prior and contemporaneous agreements (other than any confidential disclosure agreement entered into between the Parties) and communications, whether oral, written or otherwise, concerning any and all matters contained herein.  In the event of a conflict between this Agreement and any Ancillary Document, the terms of this Agreement shall prevail.

10.3     Relationship Between the Parties.  In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor.  Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party.

10.4     Assignment:  This Agreement is binding upon and inures to the benefit of the Parties to it, and to their successors and assigns.  Neither Party shall have the right to assign or subcontract this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that KORU shall have the right to assign this Agreement to any Affiliate.

10.5     Non-Waiver.  The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.

10.6     No Third-Party Beneficiaries.  This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

10.7     Severability.  If, for any reason, any part of this Agreement or any Purchase Order is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement or Purchase Order (as the case may be) will continue in full force and effect.

10.8     Notices.  Any notice to be given under this Agreement must be in writing and delivered either in person, by (i) any method of mail (postage prepaid) requiring return receipt, or by overnight courier, or (ii) by email, in each case to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other.  Notice shall be presumptively deemed to be sufficiently given for all purposes upon the earlier of:  (x) in the case of mail or overnight courier, (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to Command:

Command Medical Products, Inc.

15 Signal Ave

Ormond Beach, FL 32174

Attention:  Jim Carnall

Email: [***]

If to KORU:

Repro Med Systems, Inc. d/b/a KORU Medical Systems

24 Carpenter Road

Chester, NY 10918

Attention:  Chief Financial Officer

Email: [***]

10.9     Legal Fees.  The prevailing Party in any litigation between the Parties relating to this Agreement will be entitled to recover its reasonable attorneys’ fees and court costs, in addition to any other relief that it may be awarded.

10.10   Governing Law and Venue. Notwithstanding its place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, irrespective of its laws regarding choice or conflict of laws.  Prior to filing a lawsuit, the Parties agree to attempt to resolve the dispute in good faith through discussions among their respective executives within sixty (60) days following notice of the dispute by one Party to the other. Any dispute arising under or relating to this Agreement that is not resolved through such discussions shall be submitted for resolution to a state or federal court of competent jurisdiction in Delaware, USA, and the Parties hereby agree to submit to the jurisdiction and venue of such court.

10.11   Crisis Management and Business Continuity Planning.  Throughout the term of this Agreement, Command will maintain and follow a written disaster recovery plan (the “KORU’s Business Continuity Plan”) in order to ensure the supply of Products and Services to KORU in the event of a business disruption including but not limited to: hurricanes, tornadoes, flooding, pandemic and facility downtime. An outline of all material terms of KORU’s Business Continuity Plan shall be attached as Exhibit D to this Agreement and incorporated herein.  A final copy of the KORU’s Business Continuity Plan detailing the terms of the outline and addressing customary business continuity plan elements as set forth in Exhibit E will be submitted to KORU within thirty (30) days after the Execution Date of this Agreement. An annual review of this plan may be incorporated into scheduled Business Reviews as desired by either Party.  For the avoidance of doubt, failure to comply with the Business Continuity Plan shall constitute a material breach of this Agreement.

10.12   Interpretation.

(a)       Captions & Headings.  The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)       Capitalized Terms.  Capitalized terms not specifically outlined in Article 1 shall have the respective meanings ascribed to them in this Agreement.

(c)       Singular & Plural.  All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(d)       Articles, Sections & Subsections.  Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(e)       Days.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(f)       Ambiguities.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

10.13   Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed by exchange of signature pages by facsimile and/or or other “electronic signature” (as defined in the Electronic Signatures in Global and National Commerce Act of 2000) in a manner agreed upon by the Parties hereto; and/or in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument.

10.14   No Drafter.  Neither Party shall be deemed to be the drafter of this Agreement, or of any particular provision or provisions, and no part of this Agreement shall be construed against a Party on the basis that the particular Party is the drafter of any part of this Agreement.

10.15   Further Assurances.  Each Party to this Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Execution Date.

Repro Med Systems, Inc.	Command Medical Products, Inc.

d/b/a KORU Medical Systems

By: /s/ Karen Fisher	By: /s/ James D. Carnall

Name: Karen Fisher	Name: James D. Carnall

Title: Chief Financial Officer	Title: President & COO

EXHIBIT A

KORU PRODUCT PRICING – BULK PACKED

KORU Product	Bulk Price
[***]	[***]

EXHIBIT A

KORU PRODUCT PRICING – FINAL PACKED

Non-Sterile Finished Good Pricing
KORU Product	Year 1 Qty	Year 1	Year 2	Year 3	Year 4 and 5
[***]	[***]	[***]	[***]	[***]	[***]

Contract Pricing Details:

•	Pricing shall be subject to increase in the event raw material pricing exceeds costs outlined on attached matrix Exhibit A-1.

•

If the aggregate dollar amount of Purchase Orders placed in Year 1 is less than $[***], Command reserves the right to assess a price penalty of [***]% increase on piece price for units shipped in that year.

•

Years 2, 3, 4&5 prices set forth above are based on [***]% year over year increases in the aggregate dollar amount of Purchase Orders.  If such [***]% year over year increase in not met, Command reserves the right to prior year tier pricing.

•	Year 1 means from the Effective Date to the first anniversary of the Effective Date; Year 2 means from the first anniversary of the Effective Date to the second anniversary of the Effective Date; etc.

EXHIBIT A-1

KORU RAW

KORU Product	Costed Raw Material BOM
[***]	[***]

RAW Pricing Details:

•	Pricing does not reflect [***]% cost reduction for new KORU [***].

EXHIBIT B

PRODUCT SPECIFICATIONS MATRIX

(ATTACHED HERETO)

[***]

EXHIBIT C

QUALITY AGREEMENT

(TO BE ATTACHED)

EXHIBIT D

BUSINESS CONTINUITY PLAN - OUTLINE Command Medical Products, Inc. & KORU

The purpose of this document is to provide an outline for the specific risk management approach for sustaining/reinstating operations of KORU’s manufacturing lines located at Command Medical Products Nicaragua manufacturing facility in the event of a business interruption.  As contemplated by the Manufacturing and Supply
Agreement to which this document is attached as an exhibit (MSA), a detailed final Business Continuity Plan materially consistent with this document will be established by both Command and KORU.

Command Medical – Florida 15 Signal Avenue, Ormond Beach, FL 32174 U.S.A Phone: 386-672-8116 Kilometro 12.5 Carretera Norte Corporacion de Zona Franca, Edificio 16 Managua, Nicaragua Phone: [***]

Command will maintain [***] months of raw materials on-hand and a [***]-month minimum of finished devices on-hand at
Command’s [***] facility.

KORU will maintain [***] months of finished devices at KORU’s warehouse(s).

Based on the above, this strategy provides [***] months of finished devices inventory stock to draw from during a business interruption without impact to supply chain.

The finished devices and raw material inventory levels in the Business Continuity Plan will be reviewed periodically and adjusted based on mutual agreement between KORU and Command; if necessary, to mitigate perceived risks.

Raw Material
●

Subject to the requirements set forth above, raw material inventory may be maintained in two sites (US and Nicaragua)
at varying levels depending on environmental conditions. Material concentration may be shifted or adjusted based on order surges, suspected risk and/or impending obsolescence as agreed to by both parties.

Finished Devices
●

Command will maintain designated stock of finished devices products in their US [***] warehouse and all orders will be fulfilled from that facility and replenished with production units manufactured in Nicaragua.  This inventory will supplement any on -hand inventory maintained at KORU.

Second Site Manufacturing
●

In the event of a significant business interruption in Command’s Nicaragua facility not within the reasonable control of
Command that necessitates cease of manufacturing for at least [***] months, and if requested by KORU, manufacturing of KORU’s Products will promptly be transferred from Nicaragua to Command’s [***] facility to ensure supply chain is intact and KORU’s inventory is replenished.  Upon any such transfer, (i) pricing for Products shall be as set forth on
Schedule I to this document in lieu of as set forth on Exhibit A to the MSA, and (ii) KORU may terminate the MSA thereafter without early termination penalty.

BUSINESS CONTINUITY PLAN - OUTLINE Command Medical Products, Inc. & KORU

SCHEDULE 1

KORU PRODUCT PRICING – FINAL PACKED @ [***]

KORU Product	Unit Price
[***]	[***]

EXHIBIT E

BUSINESS CONTINUITY PLAN ELEMENTS

1.   Risk Assessment

2.   Business Impact Analysis (BIA)

3.   Business Continuity Plan

a.   Initial Response

b.   Relocation

c.   Recovery

d.   Restoration

4.   Strategy and Plan Development

a.   Purpose and Scope

b.   Goals and Objectives

c.   Assumptions

d.   Key Roles and Responsibilities

e.   Business Impact Analysis (BIA) Results

f.   Risk Mitigation Plans

g.   Business Recovery (BR) & Continuity Strategies

5.   Plan Testing & Maintenance